                                                                EXHIBIT (N)(C)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of Eaton Vance Advisers Senior Floating-Rate Fund of our report relating to Senior Debt Portfolio dated September 18, 1998, in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to our Firm under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

/s/ Deloitte & Touche
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    Deloitte & Touche

Boston, Massachusetts
October 19, 1998